EXHIBIT 99.1

24601 Center Ridge Road, Westlake, OH 44145-5639	tel: (440) 808-9100

FOR IMMEDIATE RELEASE

Contacts:

Timothy A. Bonang, Vice President, Investor Relations, or

Carlynn Finn, Manager, Investor Relations

(617) 796-8251

www.tatravelcenters.com

TravelCenters of America LLC Announces Third Quarter 2009 Results

Westlake, OH (November 9, 2009):  TravelCenters of America LLC (NYSE Amex: TA), or TA, today announced financial results for the three and nine months ended September 30, 2009.

In addition to the historical financial results prepared in accordance with generally accepted accounting principles and presented in this press release, TA is furnishing supplemental data that it believes may help investors better understand TA’s business.  Included in this supplemental data is same site operating data that includes operating data for all of the travel centers in operation on September 30, 2009, that were operated by TA continuously during the comparative periods presented.  Also included is a presentation of earnings before interest, taxes, depreciation, amortization and rent, or EBITDAR, along with EBITDAR excluding the impact of certain noncash items and certain items that TA considers to be nonrecurring and other items described, or Adjusted EBITDAR.

At September 30, 2009, TA’s business included 233 sites, 166 of which were operated under the “TravelCenters of America” or “TA” brand names and 67 that were operated under the “Petro” brand name.

	Three Months Ended September 30		Nine Months Ended September 30
	2009	2008(1)	2009	2008(1)
	(in thousands, except share and per share amounts)
Revenues	$1,281,919	$2,157,693	$3,376,807	$6,343,383
Net income (loss)	$(12,237)	$16,655	$(45,313)	$(41,558)

Income (loss) per share(1):
Basic and diluted	$(0.73)	$1.08	$(2.72)	$(2.81)

Supplemental Data:
Total fuel sales	$984,857	$1,832,414	$2,529,372	$5,415,499
Gross fuel margin	$60,465	$85,308	$180,171	$187,620

Total nonfuel sales	$293,510	$321,429	$836,955	$916,874
Gross nonfuel margin	$168,579	$186,438	$484,495	$532,344

EBITDAR	$60,140	$88,449	$170,284	$170,599

Adjusted EBITDAR	$60,412	$89,765	$171,186	$183,167

(1)     Basic and diluted losses per share for the three and nine months ended September 30, 2008, have been adjusted to reflect the requirements of a new accounting pronouncement effective for TA beginning January 1, 2009.

Quarterly Business Commentary

During the three months and nine months ended September 30, 2009, the continued difficult economic conditions in the U.S. presented TA with significant operating challenges.  TA experienced, on a same site basis, moderating declines in fuel sales volumes during the nine months ended September 30, 2009 as compared to the same period in 2008:

Same Site Change in Fuel Sales Volume	2009 as compared to 2008	2008 as compared to 2007

First quarter ended March 31	-16.3%	-12.9%
Second quarter ended June 30	-10.7%	-16.3%
Third quarter ended September 30	-3.6%	-17.2%
Fourth quarter ended December 31	N/A	-13.8%

Capital Expenditures and Liquidity

During the nine months ended September 30, 2009, TA invested $23.3 million in capital projects and received $5.7 million of cash from its principal landlord, Hospitality Properties Trust, or Hospitality Trust, from the sale of qualifying leasehold improvements with no corresponding increase in rent.  TA’s previously announced capital plan for 2009 anticipated expenditures of approximately $60 million.  Based in part on rescheduling of certain projects and in part upon aggressive value engineering, TA’s current capital plan for 2009 anticipates expenditures of approximately $35 million to $40 million, some of which may be sold to Hospitality Trust under the lease agreements TA has entered with Hospitality Trust.

Pursuant to an arrangement with Hospitality Trust, TA has the option to defer up to $5 million of rent for each month during 2009 and 2010.  Amounts deferred and unpaid interest thereon are due no later than July 1, 2011.  TA has taken all deferrals available to date, including $45 million during the nine months ended September 30, 2009 and $30 million during 2008.

At September 30, 2009, TA had approximately $185.3 million in cash and cash equivalents.  TA also maintains a $100 million revolving secured bank credit facility.  At September 30, 2009, no amounts were outstanding under this facility, but a portion of the facility was utilized to support letters of credit required by TA in the ordinary course of its business.  TA also owns various unencumbered real estate and other assets that may be additional sources of liquidity over time, to the extent they can be financed or sold.

Conference Call:

On Monday, November 9, 2009, at 10:00 a.m. Eastern Time, TA will host a conference call to discuss its financial results for the three and nine months ended September 30, 2009.  Following management’s remarks, there will be a question and answer period.

The conference call telephone number is 800-306-6784.  Participants calling from outside the United States and Canada should dial 913-312-0840.  No pass code is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available for about a week after the call.  To hear the replay, dial 719-457-0820.  The replay pass code is 1818423.

A live audio webcast of the conference call will also be available in a listen only mode on our web site at www.tatravelcenters.com.  To access the webcast, participants should visit our web site about five minutes before the call.  The archived webcast will be available for replay on our web site for about one week after the call.

About TravelCenters of America LLC:

TA’s travel centers operate under the “TravelCenters of America”, “TA” and “Petro” brand names and offer diesel and gasoline fueling services, restaurants, truck repair facilities, stores and other services.  TA’s nationwide business includes travel centers located in 41 U.S. states and in Canada.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS.  ALSO, WHENEVER TA USES WORDS SUCH AS ‘‘BELIEVE’’, ‘‘EXPECT’’, ‘‘ANTICIPATE’’, ‘‘INTEND’’, ‘‘PLAN’’, ‘‘ESTIMATE’’ OR SIMILAR EXPRESSIONS, TA IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON TA’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  AMONG OTHERS, THE FORWARD LOOKING STATEMENTS WHICH APPEAR IN THIS PRESS RELEASE THAT MAY NOT OCCUR INCLUDE:

•                  TA’S DESCRIPTION OF THE RENT DEFERRAL AGREEMENT WITH HOSPITALITY TRUST MAY IMPLY THAT THE RENT DEFERRAL AMOUNTS TOGETHER WITH CASH ON HAND AND PROVIDED BY TA’S OPERATING ACTIVITIES WILL BE SUFFICIENT TO ALLOW TA TO GENERATE POSITIVE CASH FLOW FROM OPERATIONS AND TO MEET ITS OBLIGATIONS DURING THE RENT DEFERRAL PERIOD.  IN FACT, TA MAY NOT BE ABLE TO GENERATE POSITIVE CASH FLOW FROM OPERATIONS OR MEET ITS OBLIGATIONS;

•                  THIS PRESS RELEASE STATES THAT TA’S PLANNED CAPITAL PROJECTS FOR 2009 MAY COST APPROXIMATELY $35 MILLION TO $40 MILLION TO COMPLETE.  HOWEVER, THE AMOUNT AND TIMING OF CAPITAL EXPENDITURES ARE OFTEN DIFFICULT TO PROJECT.  SOME CAPITAL PROJECTS COST MORE THAN ANTICIPATED AND TA MAY SPEND MORE THAN $40 MILLION TO COMPLETE ITS CAPITAL PROJECTS.  CURRENTLY UNANTICIPATED PROJECTS THAT ARE REQUIRED TO BE COMPLETED MAY ARISE AND CAUSE TA TO SPEND MORE THAN CURRENTLY ANTICIPATED.  SOME CAPITAL PROJECTS TAKE MORE TIME THAN ANTICIPATED AND TA MAY NOT COMPLETE THESE CAPITAL PROJECTS IN 2009.  AS A RESULT OF MARKET CONDITIONS, TA MAY DEFER CERTAIN CAPITAL PROJECTS AND SUCH DEFERRAL MAY HARM TA’S BUSINESS OR REQUIRE IT TO MAKE LARGER AMOUNTS OF CAPITAL EXPENDITURES IN THE FUTURE.  THE CAPITAL PROJECTS COMPLETED MAY NOT INCREASE TA’S SALES OR MARGINS; AND

•                  THE STATEMENT IN THIS PRESS RELEASE THAT TA HAD $185.3 MILLION OF CASH AND CASH EQUIVALENTS AT SEPTEMBER 30, 2009 AND THAT A PORTION OF TA’S BANK CREDIT FACILITY IS UNUSED MAY IMPLY THAT TA HAS ABUNDANT WORKING CAPITAL AND CASH LIQUIDITY.  IN FACT, TA’S REGULAR OPERATIONS REQUIRE LARGE AMOUNTS OF WORKING CASH AND TA’S BANK CREDIT FACILITY IS SUBSTANTIALLY USED TO SECURE LETTERS OF CREDIT. TA RELIES ON SOME OF ITS CASH ACCOUNTS TO SERVE AS COLLATERAL UNDER ITS CREDIT FACILITY AND TA HAS DEFERRED, AS OF SEPTEMBER 30, 2009, PAYMENT OF $75 MILLION OF RENT PAYABLE TO HOSPITALITY TRUST, WHICH TOGETHER WITH ANY UNPAID INTEREST THEREON, TA MUST REPAY BY JULY 1, 2011.  ACCORDINGLY, TA MAY NOT HAVE SUFFICIENT WORKING CAPITAL OR CASH LIQUIDITY.

THESE UNEXPECTED RESULTS OF TA’S FORWARD LOOKING STATEMENTS MAY BE CAUSED BY VARIOUS FACTORS, SOME OF WHICH ARE BEYOND TA’S CONTROL, INCLUDING:

•                  FUTURE FUEL PRICE INCREASES, FUEL PRICE VOLATILITY OR OTHER FACTORS MAY CAUSE TA TO NEED MORE WORKING CAPITAL TO MAINTAIN ITS INVENTORIES AND CARRY ITS ACCOUNTS RECEIVABLE THAN TA NOW EXPECTS;

•                  IN THE PAST, INCREASES IN DIESEL PRICES HAVE REDUCED THE DEMAND FOR THE PRODUCTS AND SERVICES THAT TA SELLS BECAUSE SUCH FUEL PRICES ENCOURAGED FUEL CONSERVATION, DIRECTED FREIGHT BUSINESS AWAY FROM TRUCKING OR OTHERWISE ADVERSELY AFFECTED THE BUSINESS OF TA’S CUSTOMERS.  FUTURE INCREASES IN DIESEL PRICES MAY HAVE SIMILAR AND OTHER ADVERSE EFFECTS ON TA’S BUSINESS;

•                  TA’S SUPPLIERS MAY BE UNWILLING OR UNABLE TO MAINTAIN CURRENT TERMS FOR TA’S PURCHASES ON CREDIT.  IF TA IS UNABLE TO PURCHASE GOODS ON REASONABLE CREDIT TERMS, TA’S REQUIRED WORKING CAPITAL MAY INCREASE AND TA MAY INCUR SUBSTANTIAL LOSSES.  FURTHER, IN LIGHT OF THE CURRENT CONDITIONS IN THE GLOBAL CREDIT MARKETS, THE AVAILABILITY AND TERMS OF CREDIT ARE UNPREDICTABLE AND UNCERTAIN .  FAILURE TO OBTAIN ANY NECESSARY FINANCING ON REASONABLE TERMS WOULD ADVERSELY AFFECT TA’S ABILITY TO FUND ITS BUSINESS AND OPERATIONS;

•                  IF THE DIFFICULT U.S. ECONOMIC AND TRUCKING INDUSTRY CONDITIONS CONTINUE, WORSEN OR LAST FOR AN EXTENDED PERIOD, TA’S CUSTOMERS MAY PURCHASE LESS OF TA’S GOODS AND SERVICES AND TA MAY SUFFER LOSSES; AND

•                  TA IS CURRENTLY INVOLVED IN SEVERAL LITIGATION MATTERS.  DISCOVERY AND COURT DECISIONS DURING LITIGATION OFTEN RESULT IN UNANTICIPATED RESULTS.  LITIGATION IS EXPENSIVE AND DISTRACTING TO MANAGEMENT.  TA CAN PROVIDE NO ASSURANCE AS TO THE OUTCOME OF ANY OF THE LITIGATION MATTERS IN WHICH IT IS INVOLVED.

TA HAS PRODUCED PROFITABLE OPERATIONS IN ONLY TWO QUARTERLY REPORTING PERIODS SINCE IT BECAME A PUBLICLY OWNED COMPANY ON JANUARY 31, 2007.  ALTHOUGH TA’S PLANS ARE INTENDED TO CREATE PROFITABLE OPERATIONS, THERE CAN BE NO ASSURANCE THAT THESE PLANS WILL SUCCEED.

OTHER RISKS MAY ADVERSELY IMPACT TA, INCLUDING THOSE DESCRIBED IN TA’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2008, UNDER “WARNING CONCERNING FORWARD LOOKING STATEMENTS”, “ITEM 1A.  RISK FACTORS” AND ELSEWHERE IN THAT REPORT AND UNDER “WARNING CONCERNING FORWARD LOOKING STATEMENTS” AND ELSEWHERE IN TA’S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 2009.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.  EXCEPT AS REQUIRED BY LAW, TA UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

TRAVELCENTERS OF AMERICA LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended September 30,
	2009	2008
Revenues:
Fuel	$984,857	$1,832,414
Nonfuel	293,510	321,429
Rent and royalties	3,552	3,850
Total revenues	1,281,919	2,157,693

Cost of goods sold (excluding depreciation):
Fuel	924,392	1,747,106
Nonfuel	124,931	134,991
Total cost of goods sold (excluding depreciation)	1,049,323	1,882,097

Operating expenses:
Site level operating	153,373	166,567
Selling, general & administrative	19,650	21,256
Real estate rent	58,475	58,696
Depreciation and amortization	10,290	10,445
Total operating expenses	241,788	256,964

Income (loss) from operations	(9,192)	18,632

Equity in earnings of affiliates	312	465
Interest income	446	862
Interest expense	(3,568)	(3,154)
Income (loss) before income taxes	(12,002)	16,805
Provision for income taxes	235	150
Net income (loss)	$(12,237)	$16,655

Income (loss) per share: (1)
Basic and diluted	$(0.73)	$1.08

(1)             Basic and diluted income per share for the three months ended September 30, 2008, have been adjusted to reflect the requirements of a new accounting pronouncement effective for TA beginning January 1, 2009.

These financial statements should be read in conjunction with TA’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2009, filed with the Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	Nine Months Ended September 30,
	2009	2008
Revenues:
Fuel	$2,529,372	$5,415,499
Nonfuel	836,955	916,874
Rent and royalties	10,480	11,010
Total revenues	3,376,807	6,343,383

Cost of goods sold (excluding depreciation):
Fuel	2,349,201	5,227,879
Nonfuel	352,460	384,530
Total cost of goods sold (excluding depreciation)	2,701,661	5,612,409

Operating expenses:
Site level operating	447,909	484,532
Selling, general & administrative	58,239	77,298
Real estate rent	175,752	174,789
Depreciation and amortization	29,462	32,516
Total operating expenses	711,362	769,135

Loss from operations	(36,216)	(38,161)

Equity in earnings of affiliates	519	821
Interest income	1,818	6,171
Interest expense	(10,771)	(9,892)
Loss before income taxes	(44,650)	(41,061)
Provision for income taxes	663	497
Net loss	$(45,313)	$(41,558)

Loss per share: (1)
Basic and diluted	$(2.72)	$(2.81)

(1)     Basic and diluted loss per share for the nine months ended September 30, 2008, have been adjusted to reflect the requirements of a new accounting pronouncement effective for TA beginning January 1, 2009.

These financial statements should be read in conjunction with TA’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2009, filed with the Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands)

	September 30,	December 31,
	2009	2008

Assets
Current assets:
Cash and cash equivalents	$185,345	$145,516
Accounts receivable, net	79,744	61,823
Inventories	123,270	128,962
Leasehold improvement receivable(1)	9,383	14,437
Other current assets	48,872	58,269
Total current assets	446,614	409,007

Property and equipment, net	417,024	418,765
Intangible assets, net	32,013	34,545
Other noncurrent assets	29,811	27,480
Total assets	$925,462	$889,797

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$110,969	$82,164
Other current liabilities	119,449	118,787
Total current liabilities	230,418	200,951

Capital lease obligations	101,861	103,700
Deferred rental allowance	82,914	87,991
Deferred rent	75,000	30,000
Other noncurrent liabilities	76,771	64,828
Total liabilities	566,964	487,470

Shareholders’ equity	358,498	402,327
Total liabilities and shareholders’ equity	$925,462	$889,797

(1)       The leasehold improvement receivable amounts represent, as of the applicable dates, the then remaining, estimated discounted amounts of funds TA expected to receive, as of such dates, from Hospitality Trust in connection with TA’s sales of qualifying leasehold improvements to Hospitality Trust under the lease with Hospitality Trust for TA branded travel centers, which provided for up to $125,000 of such sales without an adjustment to the amount of rent payable under that lease.  The total remaining undiscounted amount available at September 30, 2009, was $10,272.

These financial statements should be read in conjunction with TA’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2009, filed with the Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC

CONSOLIDATED SUPPLEMENTAL DATA

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
EBITDAR:(1)
Net income (loss)	$(12,237)	$16,655	$(45,313)	$(41,558)
Add: income taxes	235	150	663	497
Add: depreciation and amortization	10,290	10,445	29,462	32,516
Deduct: equity in earnings of affiliates	(312)	(465)	(519)	(821)
Add: proportionate share of EBITDAR of joint venture	567	676	1,286	1,455
Deduct: interest income	(446)	(862)	(1,818)	(6,171)
Add: interest expense(2)	3,568	3,154	10,771	9,892
Add: real estate rent expense(3)	58,475	58,696	175,752	174,789
EBITDAR(1)	60,140	88,449	170,284	170,599

Add: employee retention and separation expenses(4)	—	675	152	3,794
Add: Petro integration expenses	—	409	—	2,486
Add: expenses related to previously deferred maintenance	—	—	—	507
Add: litigation settlement expenses	—	—	—	5,000
Add: noncash share based compensation expense(5)	272	232	750	782
Adjusted EBITDAR(1)	$60,412	$89,765	$171,186	$183,167

(1)             TA calculates EBITDAR as earnings before interest, taxes, depreciation, amortization and rent, and defines Adjusted EBITDAR as EBITDAR excluding the impact of certain noncash items and certain items which it considers to be nonrecurring.  TA believes EBITDAR and Adjusted EBITDAR are useful indicators of its operating performance and its ability to pay rent or service debt, make capital expenditures and expand its business.  TA believes that EBITDAR and Adjusted EBITDAR are meaningful disclosures that may help interested persons to better understand its financial performance, including comparing its performance between periods and to the performance of other companies.  However, EBITDAR and Adjusted EBITDAR as presented may not be comparable to similarly titled amounts calculated by other companies.  This information should not be considered as an alternative to net income, income from continuing operations, operating profit, cash flow from operations or any other operating or liquidity performance measure prescribed by U.S. generally accepted accounting principles, or GAAP.

(2)             Interest expense included the following:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

Interest related to Petro notes	$—	$—	$—	$1,273
Hospitality Trust rent classified as interest	2,269	2,342	6,807	7,027
Amortization of deferred financing costs	956	65	2,325	312
Other	343	747	1,639	1,280
	$3,568	$3,154	$10,771	$9,892

(3)             Real estate rent expense recognized under GAAP differs from TA’s obligation to pay cash for rent under its leases due to the deferral agreement with Hospitality Trust, the requirement under GAAP to recognize minimum lease payments payable during the lease term in equal amounts on a straight line basis over the lease term and other reasons noted below.  Cash paid for rent was $45,528 and $44,689 during the three month periods ended September 30, 2009 and 2008, respectively, while the total rent amounts expensed during the quarters ended September 30, 2009 and 2008 were $58,475 and $58,696, respectively.  For the nine month periods ended September 30, 2009 and 2008, the cash rent paid was $136,568 and $162,448, respectively, while the total rent expensed was $175,752 and $174,789, respectively.  Under GAAP, a portion of the rent TA pays to Hospitality Trust is classified as interest expense and a portion of the rent payments made to Hospitality Trust is charged against the capital lease obligations.  Also, under GAAP, TA amortizes as a reduction of rent expense the deferred leasehold improvement allowance related to TA’s ability to sell certain qualifying leasehold improvements to Hospitality Trust without an increase in its rent payments.  A reconciliation of these amounts is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

Rental payments to Hospitality Trust	$43,033	$41,987	$129,073	$154,017
Other rental payments	2,495	2,702	7,495	8,431
Total cash rent	45,528	44,689	136,568	162,448
Adjustments for:
Noncash straight line rent accrual – Hospitality Trust	2,424	3,424	7,606	10,564
Noncash straight line rent accrual – other	97	157	301	500
Rent expensed but not paid pursuant to deferral agreement	15,000	15,000	45,000	15,000
Amortization of deferred leasehold improvement allowance	(1,692)	(1,692)	(5,077)	(5,077)
Amortization of capital lease obligation	(613)	(540)	(1,839)	(1,619)
Rent classified as interest expense	(2,269)	(2,342)	(6,807)	(7,027)
Total amount expensed as rent	$58,475	$58,696	$175,752	$174,789

(4)             Employee retention and separation expenses represent expenses for retention bonuses paid to certain employees that remained in TA’s employ for specified periods of time after the acquisition of its predecessor and after the Petro acquisition, plus severance payments made to employees terminated as a result of the March 2008 workforce reduction.  The final payments and expense charges related to the historical retention plans were made during the 2009 first quarter.

(5)             The noncash share based compensation expense amounts relate to restricted common shares granted under TA’s equity incentive plan.

SUPPLEMENTAL SAME SITE OPERATING DATA

The following table presents operating data for all of the travel centers in operation on September 30, 2009 that were continuously operated by TA since January 1, 2008.  This data excludes revenues and expenses that were not generated by TA at sites it operates, such as sales made by TA’s franchisees, rents and royalties from franchises and corporate level selling, general and administrative expenses.

TRAVELCENTERS OF AMERICA LLC

SAME SITE OPERATING DATA(1)

(in thousands, except for number of travel centers or where otherwise indicated)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2009	2008	Change		2009	2008	Change

Number of company operated travel centers(2)	187	187	—		187	187	—

Total fuel sales volume (gallons)	476,107	494,123	-3.6%		1,378,745	1,538,255	-10.4%

Total fuel revenues	$949,510	$1,784,832	-46.8%		$2,439,673	$5,236,708	-53.4%

Total fuel gross margin	$60,240	$85,693	-29.7%		$178,985	$187,789	-4.7%

Total nonfuel revenues	$293,516	$321,464	-8.7%		$837,739	$916,670	-8.6%
Total nonfuel gross margin	$168,584	$186,595	-9.7%		$485,019	$532,437	-8.9%

Nonfuel gross margin percentage	57.4%	58.0%	-60	b.p.	57.9%	58.1%	-20	b.p.

Total gross margin	$228,824	$272,288	-16.0%		$664,005	$720,226	-7.8%
Site level operating expenses(3)	153,339	165,885	-7.6%		447,753	483,157	-7.3%

Total gross margin in excess of site level operating expenses	$75,485	$106,403	-29.1%		$216,251	$237,068	-8.8%

(1)                             Includes operating data of company operated travel centers only and excludes operating data of the travel centers operated by TA’s franchisees.

(2)                             Includes travel centers that were continuously operated by TA from January 1, 2008 through September 30, 2009.

(3)                             Excludes real estate rent expense.

(End)